                                                                       Exhibit 4
                                                                       ---------

================================================================================

                            STOCK PURCHASE AGREEMENT


                                      AMONG


                    MORGAN STANLEY REAL ESTATE FUND III, L.P.
                         a Delaware limited partnership,


                 MORGAN STANLEY REAL ESTATE INVESTORS III, L.P.
                         a Delaware limited partnership


                           MSP REAL ESTATE FUND, L.P.
                         a Delaware limited partnership


                          MSREF III SPECIAL FUND, L.P.
                         a Delaware limited partnership


                                       AND


                              LEVITT COMPANIES, LLC
                       a Florida limited liability company


                              DATED: April 10, 2002

================================================================================

                            STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of April 10, 2002, by and among MORGAN STANLEY REAL ESTATE FUND III, L.P., a Delaware limited partnership ("MSREF"), MORGAN STANLEY REAL ESTATE INVESTORS III, L. P., a Delaware limited partnership ("MSREI"), MSP REAL ESTATE FUND, L. P., a Delaware limited partnership ("MSP"), and MSREF III SPECIAL FUND, L. P., a Delaware limited partnership ("Special Fund") (collectively, "Sellers") and LEVITT COMPANIES, LLC, a Florida limited liability company ("Purchaser").

                                    RECITALS:

     A. Sellers are the beneficial and record owners of 5,882,353 of the issued and outstanding shares (the "Company Shares") of common stock of Bluegreen Corporation, a Massachusetts corporation (the "Company").

     B. Purchaser desires to acquire a significant stake in the Company without the Company issuing additional shares and approached Sellers, solely in their capacity as shareholders of the Company, to acquire their Company Shares.

     C. Sellers desire to sell to Purchaser, and Purchaser desires to purchase from Sellers, the Company Shares on the terms and subject to the conditions contained in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

                              I. PURCHASE OF STOCK

     1.01 Purchase and Sale of Shares; Registration Rights Agreement. Upon the
          ----------------------------------------------------------
terms and subject to the conditions contained in this Agreement: (a) Sellers agree to sell and transfer to Purchaser free and clear of all liens, claims, security interests, pledges, mortgages, deeds of trust, rights of first refusal, restrictions (other than restrictions and applicable restrictive legends under applicable federal and state securities laws) and other encumbrances ("Liens"), and Purchaser agrees to purchase from Sellers, the Company Shares, and (b) Sellers agree to assign and deliver to Purchaser all of Sellers' right, title and interest in, to and under the Registration Rights Agreement, dated as of August 14, 1998, among Sellers and the Company (the "Registration Rights Agreement"), and Purchaser agrees to assume all of the obligations of Sellers under the Registration Rights Agreement.

     1.02 Purchase Price. In consideration of the transfer of the Company Shares
          --------------
and the assignment of the Registration Rights Agreement hereunder, upon the terms and subject to the conditions set forth in this Agreement, Purchaser will pay Sellers the purchase price of $7 per share for an aggregate purchase price of $41,176,471 for all the Company Shares (the "Aggregate Purchase Price").

     1.03 Closings; Deliveries; Escrow. The purchase and sale of the Company
          ----------------------------
Shares will occur at the offices of Jones, Day, Reavis & Pogue at 2727 North Harwood Street, Dallas, Texas, at two separate closings (the "Closings") as follows:

          (a) Initial Closing. On the date hereof contemporaneous with the
              ---------------
     execution of this Agreement and effective for all purposes at 10:00 a.m., Dallas, Texas time, the closing of the purchase and sale of 5,548,416 of the Company Shares (the "Initial Shares") will take place (the "Initial Closing").

               (i) At the Initial Closing,

                    (A) Sellers will deliver to (1) Purchaser (x) certificates representing the Initial Shares with duly executed stock powers endorsed in favor of Purchaser, and (y) an opinion of Jones, Day, Reavis & Pogue, counsel to Sellers, addressed to ChaseMellon Shareholder Services, L.L.C., the Company's transfer agent (the "Transfer Agent"), to the effect that no registration of the Initial Shares under the Securities Act of 1933, as amended (the "Securities Act"), is required in connection with the sale and delivery of the Initial Shares by Sellers to Purchaser in connection with the sale and delivery of the Initial Shares by Sellers to Purchaser in the manner contemplated by this Agreement; and (2) the Company, with copies to Purchaser, the written and executed resignations of Michael Franco, Joseph Zuber and John Buza as directors of the Company and all committees of the board of directors of the Company effective immediately; and

                    (B) Purchaser will deliver to Sellers $38,838,912.00 of the
               Aggregate Purchase Price by wire transfer of immediately available funds to the accounts specified on Exhibit A as
                                                            ---------
               follows: $13,768,471.98 to MSREF; $638,239.84 to MSREI;
               $11,024,269.82 to MSP; and $13,407,930.36 to Special Fund.

               (ii) Effective as of the Initial Closing, Sellers hereby assign and deliver to Purchaser Sellers' right, title and interest in, to and under the Registration Rights Agreement with respect to the Initial Shares, and, effective as of the Initial Closing, Purchaser hereby assumes the obligations of Sellers under the Registration Rights Agreement with respect to the Initial Shares.

          (b) On or as promptly as practicable after the Initial Closing, (i) Sellers, Purchaser and an entity selected by Sellers and reasonably acceptable to Purchaser to act as escrow agent ("Escrow Agent") shall execute and deliver an Escrow Agreement in substantially the form attached hereto as Exhibit B, with such
                                                            ---------
     changes as Escrow Agent shall request with respect to the portion of the Escrow Agreement relating to Escrow Agent and the escrow; (ii) Sellers will deliver to Escrow Agent one or more certificates representing 333,937 of the Company Shares (the "Remaining Shares"), with duly executed stock powers endorsed in favor of Purchaser (such certificates and powers being the "Remaining Share Certificates and Powers"), to be held in escrow by Escrow Agent pursuant to the terms and conditions set forth in the Escrow Agreement; and (iii) Purchaser will deliver to Escrow Agent $2,337,559.00 of the Aggregate Purchase Price (the "Remaining Purchase Price"), to an account specified by Escrow Agent, to be held in escrow by Escrow Agent pursuant to the terms and conditions set forth in the Escrow Agreement.

          (c) Final Closing. The closing of the sale of the Remaining Shares
              -------------
     will take place (the "Final Closing") at 11:00 a.m. Dallas, Texas time on the earlier of June 14, 2002, and the business day after Sellers have notified Escrow Agent that the condition specified on Exhibit C has been
                                                           ---------
     satisfied, or at such later time or date or at such other place as the parties may agree to in writing. At the Final Closing, subject to the terms and conditions set forth in the Escrow Agreement, (x) the Escrow Agent will deliver to (A) Purchaser the Remaining Share Certificates and Powers, and
     (B) Sellers the Remaining Purchase Price by wire transfer of immediately available funds to the accounts specified on Exhibit A as follows:
                                                  ---------
     $828,669.34 to MSREF; $38,413.11 to MSREI; $663,506.77 to MSP; and
     $806,969.78 to Special Fund, and (y) Sellers will deliver to Purchaser an opinion of Jones, Day, Reavis & Pogue, counsel to the Sellers, addressed to the Transfer Agent to the effect that no registration of the Remaining Shares under the Securities Act is required in connection with the sale and delivery of the Remaining Shares by Sellers to Purchaser in connection with the sale and delivery of the Remaining Shares by Sellers to Purchaser in the manner contemplated by this Agreement. At the Final Closing, Escrow Agent will also distribute any income, interest, dividends or distributions with respect to the Remaining Shares and the Remaining Purchase Price in accordance with the terms of the Escrow Agreement. Effective as of the Final Closing, Sellers hereby assign and deliver to Purchaser Sellers' right, title and interest in, to and under the Registration Rights Agreement with respect to the Remaining Shares (thereby assigning, along with the assignment under Section 1.03(a)(ii), all of Sellers' right, title and interest in, to and under the Registration Rights Agreement), and, effective as of the Final Closing, Purchaser hereby assumes the obligations of Sellers under the Registration Rights Agreement with respect to the Remaining Shares (thereby assuming, along with the assumption of obligations under Section 1.03(a)(ii), all the obligations of Sellers under the Registration Rights Agreement). If no Escrow Agreement is entered into by Sellers and Purchaser, Sellers and Purchaser will effect the Final Closing at the times and on the terms set forth in this section without any Escrow Agreement.

                       II. REPRESENTATIONS and WARRANTIES

     2.01 Representations and Warranties of Purchaser. Purchaser represents and
          -------------------------------------------
warrants to Sellers as follows:

          (a) Organization. Purchaser is a limited liability company duly
              ------------
     organized, validly existing and in good standing under the laws of the State of Florida. Purchaser is in good standing as a foreign limited liability company in each jurisdiction in which its ownership or lease of assets or its conduct of business requires such qualification under applicable law, except where the failure to be so qualified would not have a material adverse effect on Purchaser's ability to perform its obligations under this Agreement or the Escrow Agreement (a "Purchaser Effect"). Purchaser has the requisite limited liability company power to own its properties and to conduct its business as currently being conducted.

          (b) Authority. Purchaser has the requisite limited liability company
              ---------
     power and authority to enter into this Agreement and the Escrow Agreement, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this Agreement and the Escrow Agreement, and the consummation by Purchaser of the transactions contemplated hereby and thereby, have been duly authorized by all necessary limited liability company action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and, assuming that this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity. When the Escrow Agreement is duly executed and delivered by Purchaser and, assuming the Escrow Agreement constitutes a valid and binding obligation of the other parties thereto, the Escrow Agreement will constitute a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity.

          (c) Consents and Approvals. No consent, approval or authorization of,
              ----------------------
     or declaration or filing with, or notice to, any federal, state, local or foreign court or governmental or regulatory authority (a "Governmental Entity") which has not been received or made, is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement or the Escrow Agreement by Purchaser or the consummation by Purchaser of the transactions contemplated hereby or thereby, except for any consents, approvals, authorizations, filings or notices which, if not made or obtained, would not reasonably be expected to have, individually or in the aggregate, a Purchaser Effect.

          (d) Sophistication of Purchaser. Purchaser (i) has the requisite
              ---------------------------
     knowledge and experience in investment and business matters to be capable of evaluating the merits and risks of an investment in the Company Shares and has relied on the Company's public filings in making its decision to purchase the Company Shares; (ii) is an "accredited investor" as defined in Rule 501 under Regulation D promulgated under the Securities Act; (iii) understands that the Company Shares were acquired by Sellers as "restricted shares" in a private transaction and have not been registered under the Securities Act or the securities or similar laws of any state, and are being sold to Purchaser in reliance on the exemptions therefrom and in reliance on the representations and warranties of Purchaser contained herein; (iv) is acquiring the Company Shares for its own account without a view to a distribution or resale thereof; and (v) understands that its ability to transfer the Company Shares is restricted under applicable state and federal securities laws.

          (e) Purchaser hereby acknowledges that Sellers and its affiliates (including affiliates of Sellers currently serving on the board of directors of the Company) may have information that is not available to the public and that may be material in making an investment decision in the Company Shares (the "Non-Public Information"). Purchaser, with full knowledge of the foregoing, has decided to purchase the Company Shares from Sellers and hereby acknowledges that, but for the representations and warranties of Purchaser contained in this Agreement, including without limitation the representations and warranties contained in this Section 2.01(e), Sellers would not sell or transfer the Company Shares to Purchaser. Purchaser is a sophisticated investor. Purchaser hereby acknowledges and confirms that (i) none of Sellers, their general partners, or their respective employees, officers, directors, members, agents or affiliates (collectively, the "Seller Parties"), has given any investment advice or rendered any opinion to Purchaser as to whether the purchase of the Company Shares is prudent or advisable; (ii) none of the Seller Parties has made any representations or warranties about the prudence or advisability of the purchase of the Company Shares, the financial condition, results of operation, business or future prospects of the Company or as to any other matter not expressly contained in this Agreement; and (iii) Purchaser is not relying on, and none of the Seller Parties has made, any representation or warranty other than those expressly contained in this Agreement.

          (f) Waiver of Liability. Purchaser hereby waives any liability
              -------------------
     Sellers, their general partners, or their respective employees, officers, directors, members, agents or affiliates may have to Purchaser based on its or their knowledge, use, possession or non-disclosure of the Non-Public Information.

          (g) Broker's Fee. Purchaser has not made any agreement or taken any
              ------------
     other action which might cause anyone (other than Stephens Inc.) to become entitled to a broker's or finder's fee on commission as a result of the transactions contemplated under this Agreement. Purchaser will pay all of the fees, expenses and commissions of Stephens Inc.

          (h) No Violation. Neither the execution and delivery of this Agreement
              ------------
     and the Escrow Agreement by Purchaser nor the consummation of the transactions contemplated hereby or thereby by Purchaser constitute a breach or default under (or an event which, with the lapse of time or the giving of notice, or both, could constitute a breach or default) or violate or conflict with any oral or written contract, agreement or instrument to which Purchaser is a party or by which any of its assets may be bound, limited or otherwise affected, or under any order, judgment, decree or writ applicable to Purchaser or any of its assets except to the extent any such breach or default would not reasonably be expected to have, individually or in the aggregate, a Purchaser Effect.

     2.02 Representations and Warranties of Sellers. Sellers jointly and
          -----------------------------------------
severally represent and warrant to Purchaser as follows:

          (a) Organization. Each Seller is a limited partnership duly organized,
              ------------
     validly existing and in good standing under the laws of the State of Delaware. Each Seller is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of assets or its conduct of business requires such qualification under applicable law, except where the failure to be so qualified would not have a material adverse effect on Sellers' ability to perform its obligations under this Agreement or the Escrow Agreement (a "Seller Effect"). Each Seller has the requisite partnership power to own its properties and to conduct its business as currently being conducted.

          (b) Authority. Each Seller has the requisite partnership power and
              ---------
     authority to enter into this Agreement and the Escrow Agreement, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Sellers of this Agreement and the Escrow Agreement, and the consummation by Sellers of the transactions contemplated hereby and thereby have been duly authorized by all necessary partnership action on the part of each Seller. This Agreement has been duly executed and delivered by each Seller and, assuming that this Agreement constitutes a valid and binding obligation of Purchaser, constitutes a valid and binding obligation of each Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity. When the Escrow Agreement is duly executed and delivered by each Seller and, assuming the Escrow Agreement constitutes a valid and binding obligation of Purchaser and Escrow Agent, the Escrow Agreement will constitute a valid and binding obligation of each Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity.

          (c) Consents and Approvals. No consent, approval or authorization of,
              ----------------------
     or declaration or filing with, or notice to, any Governmental Entity which has not been received or made, is required by or with respect to Sellers in connection with the execution and delivery of this Agreement and the Escrow Agreement by Sellers or the consummation by Sellers of the transactions contemplated hereby or thereby, except for any consents, approvals, authorizations, filings or notices which, if not made or obtained, would not reasonably be expected to have, individually or in the aggregate, a Seller Effect.

          (d) Title to Company Shares. The sale and delivery of the Company
              -----------------------
     Shares as contemplated by this Agreement are not subject to any preemptive right or right of first refusal, "tag along" or similar right, or right of redemption or repurchase. Upon delivery of the Company Shares to Purchaser as provided in Section 1.03 Purchaser will acquire beneficial ownership of the Company Shares, and upon registration of the transfer of the Company Shares with the Transfer Agent, Purchaser will acquire record ownership of each of the Company Shares, in each case free and clear of all Liens (other than restrictions and applicable restrictive legends under applicable federal and state securities laws).

          (e) Broker's Fee. Sellers have not made any agreement or taken any
              ------------
     other action which might cause anyone (other than Morgan Stanley & Co. Incorporated) to become entitled to a broker's or finder's fee or commission as a result of the transactions contemplated under this Agreement. Sellers will pay all of the fees, expenses and commissions of Morgan Stanley & Co. Incorporated.

          (f) No Violation. Neither the execution and delivery of this Agreement
              ------------
     and the Escrow Agreement by Sellers nor the consummation of the transactions contemplated hereby or thereby by Sellers constitute a breach or default under (or an event which, with the lapse of time or the giving of notice, or both, could constitute a breach or default) or violate or conflict with any oral or written contract, agreement or instrument to which any of Sellers is a party or by which any of their respective assets may be bound, limited or otherwise affected, including without limitation the Registration Rights Agreement, the Securities Purchase Agreement dated as of August 14, 1998 by and among Sellers and the Company and the Voting and Cooperation Agreement dated as of August 14, 1998 by and among the Sellers and the Company (the Registration Rights Agreement, the Securities Purchase Agreement and the Voting and Cooperation Agreement are referred to collectively as, the "Company Agreements"), or under any order, judgment, decree or writ applicable to any Seller or any of their respective assets except to the extent any such breach or default would not reasonably be expected to have, individually or in the aggregate, a Seller Effect.

          (g) No Default. None of Sellers is in material breach or material
              ----------
     default under the terms of any of the Company Agreements.

                              III. INDEMNIFICATION

     3.01 Sellers' Indemnity. Each Seller, jointly and severally, agrees to
          ------------------
indemnify and hold harmless Purchaser and its directors, officers, employees, shareholders and agents (the "Purchaser Indemnitees") from and against any and all liabilities, losses, claims, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) (collectively, "Losses") incurred by them as a result of or based upon or arising from any breach of any representation, warranty, covenant or agreement of Sellers under this Agreement.

     3.02 Purchaser's Indemnity. Purchaser agrees to indemnify and hold harmless
          ---------------------
each Seller, their general partners and their respective directors, officers, employees, members and agents (the "Seller Indemnitees") from and against any and all Losses incurred by them as a result of, or based upon or arising from any breach of any representation, warranty, covenant or agreement of Purchaser under this Agreement.

     3.03 Notice and Resolution of Claims.
          -------------------------------

          (a) Notices. Each Person entitled to indemnification pursuant to
              -------
     Section 3.01 or 3.02 (an "Indemnitee") shall give written notice to Sellers or Purchaser, respectively, promptly after obtaining knowledge of any claim that it may have under Section 3.01 or 3.02, as applicable. The notice shall set forth in reasonable detail the claim and the basis for indemnification. Failure to give written notice in a timely manner shall not release the party from whom such indemnification is sought (the "Indemnifying Party") from its obligations under Section 3.01 or 3.02, as applicable, except to the extent that such failure materially prejudices the ability of the Indemnifying Party to contest the claim.

          (b) Defense of Third Party Claims. If a claim for indemnification
              -----------------------------
     pursuant to Section 3.01 or 3.02 shall arise from a demand, claim, action, suit, proceeding or investigation by a third party (a "Third Party Claim"), the Indemnifying Party may assume the defense of the Third Party Claim, provided the Indemnifying Party proceeds with diligence and in good faith with respect thereto. If the Indemnifying Party assumes the defense of the Third Party Claim, the defense shall be conducted by counsel chosen by the Indemnifying Party, provided that the Indemnitee shall retain the right to employ its own counsel and participate in the defense of the Third Party Claim at its own expense (which will not be recoverable from the Indemnifying Party under this Article III or otherwise). In addition, the Indemnitee may employ separate counsel, and the Indemnifying Party shall bear the expenses of such separate counsel, if (i) in the written opinion of counsel chosen by the Indemnifying Party, use of that counsel would be expected to give rise to a conflict of interest, (ii) the Indemnifying Party shall not have employed counsel to represent the Indemnified Party within a reasonable time after notice of the assertion of any such claim or institution of any such action or proceeding, or (iii) the Indemnifying Party shall authorize the Indemnified Party in writing to employ separate counsel at the expense of the Indemnifying Party. In no event shall the Indemnifying Party be obligated to pay the fees and expenses of more than one counsel (together with any reasonably necessary local counsel) for all Indemnified Parties with respect to any claim indemnified under this
     Article III. Notwithstanding the foregoing provisions of this Section 3.03(b), (i) no Indemnifying Party shall be entitled to settle any Third Party Claim for which indemnification is sought under this Section 3.02 without the Indemnitee's prior written consent unless as part of such settlement the Indemnitee is fully and unconditionally released from all liability and Losses with respect to the Third Party Claim and the settlement does not impose any equitable remedy on the Indemnitee, or require the Indemnitee to admit any wrongdoing, and (ii) no Indemnitee shall be entitled to settle any Third Party Claim for which indemnification is sought under Section 3.01 or Section 3.02 without the Indemnifying Party's prior written consent unless as part of the settlement the Indemnifying Party is fully and unconditionally released from all liability and Losses with respect to the Third Party Claim and the settlement does not impose any equitable remedy on the Indemnifying Party, or require the Indemnifying Party to admit any wrongdoing.

     3.04 Limits on Indemnification.
          -------------------------

          (a) Limit of Liability. The aggregate liability of Sellers, on the one
              ------------------
     hand, and Purchaser, on the other hand, under Section 3.01 or Section 3.02, respectively, shall not exceed an amount equal to the Purchase Price.

          (b) Survival. The representations and warranties contained in Article
              --------
     II of this Agreement shall terminate on the first anniversary of the date of this Agreement, except that the representations and warranties set forth in Section 2.01(b), Section 2.01(d), Section 2.01(e), Section 2.01(f),
     Section 2.01(g), Section 2.02(b), Section 2.02(d), and Section 2.02(e) shall survive indefinitely. Neither Sellers nor Purchaser shall have any obligation or liability pursuant to Section 3.01 or Section 3.02, respectively, for any breach of any representation or warranty unless notice of a claim asserting such breach shall have been given in accordance with Section 3.03(a) prior to the expiration of the survival of such representation or warranty.

          (c) Actual Damages. Neither Sellers nor Purchaser shall have any
              --------------
     obligation or liability under Section 3.01 or Section 3.02, respectively, with respect to any consequential, special or punitive damages.

          (d) Exclusive Remedy. After the Initial Closing, except for any
              ----------------
     nonmonetary, equitable relief to which any Indemnitee may be entitled, the rights and remedies set forth in this Article III shall constitute the sole and exclusive rights and remedies of the parties hereto under or with respect to the subject matter of this Agreement. Each of the parties hereto hereby waives any and all claims and any cause of action for monetary damages under or with respect to the subject matter of this Agreement (other than any claims or causes of action arising out of the express provisions of this Article III) that it might otherwise be entitled to assert against any other party hereto under any law of any Governmental Entity, under the common law of any jurisdiction or otherwise.

                                IV. MISCELLANEOUS

     4.01 Notice. Any notice, consent, waiver or demand pursuant to or in
          ------
connection with this Agreement must be in writing and will be deemed to be delivered when personally delivered or when actually received by facsimile transmission, overnight courier of national reputation or United States mail, at the address or facsimile number stated below (or at such other address or facsimile number as such party may designate by written notice to all other parties), with copies sent to the persons indicated:

          SELLERS:

          c/o Morgan Stanley Real Estate Fund III, L.P.
          37th Floor
          1585 Broadway
          New York, New York  10036-8293
          Attention:  Michael J. Franco
          Facsimile No.: (212) 761-0165

          Copy to:

          Jones, Day, Reavis & Pogue
          2727 North Harwood Street
          Dallas, Texas  75201
          Attention:  David J. Lowery
          Facsimile No.: (214) 969-5100

          PURCHASER:

          Levitt Companies, LLC
          1750 East Sunrise Boulevard
          Fort Lauderdale, Florida 33304
          Attention: John E. Abdo, President
          Facsimile No.: (954) 768-0520

          Copies to:

          BankAtlantic Bancorp, Inc.
          1750 East Sunrise Boulevard
          Fort Lauderdale, Florida 33304
          Attention:  Alan B. Levan, Chairman
          Facsimile No.:  (954) 768-0520

          Stearns Weaver Miller Weissler
          Alhadeff & Sitterson, P.A.
          Suite 2200
          150 West Flagler Street
          Miami, FL  33130
          Attention:  Alison W. Miller
          Facsimile No.: (305) 789-3395

     4.02 Transfer Taxes; Other Costs. Purchaser will pay all sales, use,
          ---------------------------
transfer, stamp, conveyance, value added or other similar taxes, duties, excise or governmental charges imposed by any United States or state taxing authority, and all recording or filing fees, notarial fees and other similar costs of the Closings with respect to the transfer of the Company Shares or otherwise on account of this Agreement or the transactions contemplated hereby. Purchaser and Sellers will each pay 50% of all fees due to Escrow Agent under the Escrow Agreement.

     4.03 Exhibits. The exhibits attached hereto and referred to herein are
          --------
incorporated herein and made a part of this Agreement for all purposes.

     4.04 Entire Agreement. This Agreement and the agreements and documents
          ----------------
delivered hereunder, including without limitation the Escrow Agreement, constitute the entire agreement among the parties hereto with respect to the subject matters hereof and there are no understandings, representations, warranties or agreements relative hereto which are not fully expressed herein and therein. No change, waiver or discharge of this Agreement will be valid unless in writing and executed by the party against whom such change, waiver or discharge is sought to be enforced.


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

     4.05 Assignment. This Agreement will apply to, inure to the benefit of, and
          ----------
be binding upon and enforceable against the parties to this Agreement and their respective legal representatives, successors and permitted assigns. Neither party may assign this Agreement without the prior written consent of the other party.

     4.06 Exculpation. Notwithstanding any provision herein to the contrary, the
          -----------
liability of each Seller shall be limited to the assets of such Seller and no partner, shareholder, officer, director, employee or agent of any Seller shall have any personal liability hereunder.

     4.07 Governing Law. This Agreement, and the rights and obligations of the
          -------------
parties hereto, will be governed by the substantive laws of the State of New York without giving effect to the principles of conflict of laws of that state. Each of Sellers and Purchaser irrevocably submits to the exclusive jurisdiction of the federal or state courts located in New York County, New York for purposes of any action, suit or other proceeding arising out of this Agreement or any transaction contemplated under this Agreement, and irrevocably waives any objection which it may now or hereafter have to the venue of any suit, action or proceeding brought in such courts and any claim that such suit, action or proceeding brought in such courts has been brought in an inconvenient forum and lack of jurisdiction.

     4.08 Captions. Any captions, headings and arrangements used in this
          --------
agreement are for convenience and do not in any way effect, limit or amplify the terms and provisions hereof.

     4.09 Expenses. Subject to Section 4.02, Sellers will be responsible for
          --------
their own expenses (including without limitation, legal and accounting fees) and Purchaser will be responsible for its own expenses (including, without limitation, legal and accounting fees) incurred in connection with the transactions contemplated under this Agreement, whether or not such transactions are consummated.

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

     4.10 Counterparts. This Agreement may be executed in any number of separate
          ------------
counterparts, each of which will be deemed to be an original, but which together will constitute one and the same instrument.

     4.11 Drafting Presumption. This Agreement will be construed fairly as to
          --------------------
each party to this Agreement regardless of which party drafted it. Each of the parties to this Agreement acknowledges and agrees that each of them played a significant and essential role in the preparation, drafting and review of this Agreement.

                            [Signature Pages Follow]

     IN WITNESS WHEREOF, each party hereto has duly executed, or has caused this Agreement to be duly executed, as of the date first above written.

                                  SELLERS:

                                  MORGAN STANLEY REAL ESTATE FUND III, L.P.

                                  By:    MSREF III, L.L.C., its general partner

                                  By:    MSREF III, Inc., its MS Member

                                         By:        /s/ Joseph M. Zuber
                                              ----------------------------------
                                                    Joseph M. Zuber
                                                    Vice President

                                  MORGAN STANLEY REAL ESTATE INVESTORS III, L.P.

                                  By:    MSREF III, L.L.C., its general partner

                                  By:    MSREF III, Inc., its MS Member

                                         By:        /s/ Joseph M. Zuber
                                              ----------------------------------
                                                    Joseph M. Zuber
                                                    Vice President

                                  MSP REAL ESTATE FUND, L.P.

                                  By:    MSREF III, L.L.C., its general partner

                                  By:    MSREF III, Inc., its MS Member

                                         By:        /s/ Joseph M. Zuber
                                              ----------------------------------
                                                    Joseph M. Zuber
                                                    Vice President

                                  MSREF III SPECIAL FUND, L.P.

                                  By:    MSREF III, L.L.C., its general partner

                                  By:    MSREF III, Inc., its MS Member

                                         By:        /s/ Joseph M. Zuber
                                              ----------------------------------
                                                    Joseph M. Zuber
                                                    Vice President

                                      PURCHASER:

                                      LEVITT COMPANIES, LLC

                                      By:     /s/ John E. Abdo
                                          -------------------------------------
                                          John E. Abdo
                                          President


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